Exhibit B.12

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: March 23, 2012

CHARLES F. DOLAN, individually, and as Trustee of the Charles F. Dolan 2009 Revocable Trust, the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1C, the Charles F. Dolan 2011 Grantor Retained Annuity Trust #2C and the Charles F. Dolan 2012 Grantor Retained Annuity Trust #1C

*
Charles F. Dolan

HELEN A. DOLAN, individually, and as Trustee of the Helen A. Dolan 2009 Revocable Trust, the Helen A. Dolan 2011 Grantor Retained Annuity Trust #1C, the Helen A. Dolan 2011 Grantor Retained Annuity Trust #2C and the Helen A. Dolan 2012 Grantor Retained Annuity Trust #1C

*
Helen A. Dolan

JAMES L. DOLAN, individually

/s/ James L. Dolan
James L. Dolan

THOMAS C. DOLAN, individually

/s/ Thomas C. Dolan
Thomas C. Dolan

PATRICK F. DOLAN, individually

*
Patrick F. Dolan

MARIANNE DOLAN WEBER, individually

/s/ Marianne Dolan Weber
Marianne Dolan Weber

DEBORAH A. DOLAN-SWEENEY, individually

*
Deborah A. Dolan-Sweeney

KATHLEEN M. DOLAN, individually, and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan, and as Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

/s/ Kathleen M. Dolan
Kathleen M. Dolan

LAWRENCE J. DOLAN, not individually but as a Trustee of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, the CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and the CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan

*
Lawrence J. Dolan

DAVID M. DOLAN, not individually but as a Trustee of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan,

the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, the CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and the CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan

*
David M. Dolan

PAUL J. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

*
Paul J. Dolan

MATTHEW J. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and the Charles F. Dolan Children Trust FBO Thomas C. Dolan

*
Matthew J. Dolan

MARY S. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and the Charles F. Dolan Children Trust FBO Patrick F. Dolan

*
Mary S. Dolan

*By:	/s/ William A. Frewin
William A. Frewin
As Attorney-in-Fact